SETTLEMENT AGREEMENT

This settlement agreement (the "Agreement"), is effective this 12th day of January, 2006, by and between Bristol-Myers Squibb Company, a Delaware corporation, and its subsidiaries and affiliates, and their respective assigns, predecessors in interest and successors in interest ("BMS"), and Xechem, Inc., an Illinois corporation, Xechem International, Inc., a Delaware corporation, and their subsidiaries and affiliates, and their respective assigns, predecessors in interest and successors in interest (collectively, "Xechem") (each "a Party" and collectively "the Parties").

Recitals

WHEREAS, the Parties are involved in the following litigation relating to paclitaxel: Xechem, Inc. and Xechem International, Inc. v. Bristol-Myers Squibb Co., Civil Action No. 03 C 1920 (ASE) (N.D. Ill.) (the "Litigation");

WHEREAS, the Parties wish to resolve their dispute regarding paclitaxel by settling the Litigation and all disputes underlying such action.

Terms of Agreement

NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

I. Litigation

A. Release. Each of Xechem and BMS (including their respective directors, officers, employees, administrators, trustees, agents and attorneys), irrevocably, unconditionally, and forever releases and discharges the other (including its directors, officers, employees, administrators, trustees, agents and attorneys), from any and all debts, liabilities, obligations, duties, claims, cross-claims, assessments, demands, damages, fees, actions, suits, causes of action, accounts, covenants, contracts, agreements, torts, defenses, offsets, judgments, or expenses whatsoever, whether known or unknown, suspected or unsuspected, asserted or unasserted, present or future, certain or contingent, liquidated or unliquidated, accrued or unaccrued, foreseen or unforeseen, matured or not yet matured, ripe or unripe, of every name and nature, whether at law or in equity, arising from, relating to, in connection with or asserted in the Litigation and/or arising from, relating to, or in connection with the matters alleged in the Litigation, provided, however, that nothing contained herein is intended to or shall release the Parties from any and all obligations set forth in this Agreement, including the obligation of BMS to pay to Xechem $4.2 million and the obligations of the Parties with regard to documents produced during the Litigation (including the duty to withdraw documents filed with the Court under seal or other provisions of the protective order heretofore entered in this cause) as well as the return of documents to the producer thereof.

B. Fee Award. In the Litigation, BMS was granted by the Court a fee award pursuant to Rule 37 of the Federal Rules of Civil Procedure in the amount of $29,599.14. BMS releases and discharges Xechem from any obligations that Xechem has with respect to the fee award and irrevocably disclaims any right to seek recovery of the fee award.

C. Dismissal. Within three to five (3-5) business days of the execution of this Agreement, the Parties shall file a joint stipulation of voluntary dismissal with prejudice (the form for which is annexed hereto as Exhibit A). Each party shall bear its own costs and attorneys' fees.

II. Payment

BMS will pay Xechem the sum of four million and two hundred thousand dollars ($4,200,000.00) in United States currency (the "Payment") by wire transfer within three to five (3-5) business days from the date of execution of this Agreement to the client trust account of Shefsky & Froelich Ltd., 111 E. Wacker Drive, Chicago, Illinois, attorneys for Xechem:

Shefsky & Froelich Ltd. Client Funds Trust Account

III. Notices

All notices or other communications provided for in this Agreement shall be deemed sufficiently given when set forth in writing and sent by certified or registered mail, return receipt requested, by overnight express courier or by telefax and shall be addressed as follows:

For Xechem: Xechem International, Inc.
100 Jersey Avenue - Building B - #310
New Brunswick, NJ 08901-3279

With a copy to:
Mitchell D. Goldsmith, Esq.
Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, IL 60601

For BMS: Zenola Harper, Esq.
Senior Counsel
Bristol-Myers Squibb Company
345 Park Avenue
New York, NY 10154-0037

With a copy to:
Richard J. Stark, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Any Party may change the address for the giving of Notices to it by appropriate notice to the other Party.

IV. Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the Parties with respect thereto. This Agreement may be amended, modified, or supplemented, or any portion hereof waived, only by written agreement of the Parties expressly stating that it is intended to amend this Agreement.

V. No Admission of Liability

Nothing in this Agreement shall be construed as or deemed to be an admission by the Parties hereto, or any of them, of any unlawful, improper, or actionable conduct or omission by any of them, and each Party hereto expressly denies liability of any kind whatsoever.

VI. Unenforceability

If any provision of this Agreement is held to be invalid or unenforceable, then such invalidity or unenforceability shall not affect the other provisions hereof which can be given effect without the invalid or unenforceable provision, and, to this end, the provisions of this Agreement are intended and shall be deemed to be severable. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any law that renders any provision of this Agreement prohibited or unenforceable in any way.

VII. Construction

This Agreement shall be deemed to have been jointly drafted by the parties. No rules of strict construction against either party shall be applied.

VIII. Further Assurances

Each Party hereto agrees that it will, without further consideration, take any and all other actions which may reasonably be necessary or required in furtherance of the intent of the terms and the conditions of this Agreement, including the execution of such documents as either Party may reasonably request.

IX. Advice of Counsel

In entering into this Agreement, BMS and Xechem represent that they have obtained the legal advice of attorneys of their own choice, and that the terms of this Agreement are fully understood and voluntarily accepted by them. The Parties further represent that they do not rely and have not relied upon any representation or statement made by any Party or any other person with regard to the subject matter, basis or effect of this Agreement, other than the express provisions contained in this Agreement.

X. Governing Law and Forum for Disputes

This Agreement and any disputes arising under it shall be governed by, and be construed in accordance with, the laws of the State of New York, without reference to choice of law principles. The United States District Court for the Northern District of Illinois shall have exclusive jurisdiction in all matters arising under this Agreement, and the Parties hereto expressly consent and submit to the personal and subject matter jurisdiction of such Court.

XI. No Assignment of Rights or Obligations.

Neither Party shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party.

XII. Return or Destruction of Documents Produced by the Parties to Each Other During the Litigation.

Each Party shall return to the other all documents produced to it by the other Party in connection with the Litigation, or destroy all such documents that cannot be returned. Each Party shall certify that it has retained no copies (paper or electronic) of any such documents, except for those which are in the public domain. Each Party shall take all necessary steps to comply with the provisions of the Rules of the Northern District of Illinois, the Federal Rules of Civil Procedure, the terms and conditions of the protective order heretofore entered in this cause by securing from the files of the Clerk of the United States District Court for the Northern District of Illinois all documents that have been filed under seal.

XIII. Captions

The captions and headings included in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

XIV. Counterparts

This Agreement may be executed by facsimile, and in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

XV. Authority

Each corporate Party represents and warrants that the person executing this Agreement on its behalf has been duly authorized and has full authority to do so.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer or representative of the respective corporations on and as of the 12th day of January, 2006.

BRISTOL-MYERS SQUIBB COMPANY	XECHEM, INC. and XECHEM INTERNATIONAL, INC.
By: ______________________	By: ______________________
Richard J. Stark, Esq.	Ralph A. Mantynband, Esq.
Counsel for BMS	Counsel for Xechem

[[NYLIT:2355457v3:4006W:01/12/06--12:39 p]]

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer or representative of the respective corporations on and as of the 12th day of January, 2006.

BRISTOL-MYERS SQUIBB COMPANY

By: ______________________
Richard J. Stark, Esq.
Counsel for BMS

XECHEM, INC. and XECHEM INTERNATIONAL, INC.

By: ______________________
Ralph A. Mantynband, Esq.
Counsel for Xechem

EXHIBIT A

UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS

XECHEM, INC., and Illinois corporation, and XECHEM INTERNATIONAL, INC., a Delaware corporation, Plaintiffs, v. BRISTOL-MYERS SQUIBB CO., a Delaware corporation 345 Park Avenue New York, NY 10154, Defendant.	Case No. 03 C 1920 Hon. Amy St. Eve, Judge Hon. Ian H. Levin, Magistrate Judge

STIPULATION OF DISMISSAL OF ACTION WITH PREJUDICE

It is hereby stipulated and agreed that, pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the above captioned action is hereby dismissed with prejudice by stipulation of the parties. Each of the parties is to bear its own costs and attorneys' fees, and the fee award in the amount of $29,599.14 granted to defendant by Order dated September 7, 2005, shall be vacated.

DATED: January 2, 2006

XECHEM, INC.
XECHEM INTERNATIONAL, INC.

By: _______________________
Ralph A. Mantynband, Esq.
111 East Wacker Drive,
Suite 2800
Chicago, IL 60601

BRISTOL-MYERS SQUIBB COMPANY

By: _______________________
Richard J. Stark, Esq.
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

SO ORDERED:

____
Amy J. St. Eve
United States District Judge

UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS

XECHEM, INC., and Illinois corporation, and XECHEM INTERNATIONAL, INC., a Delaware corporation, Plaintiffs, v. BRISTOL-MYERS SQUIBB CO., a Delaware corporation 345 Park Avenue New York, NY 10154, Defendant.	Case No. 03 C 1920 Hon. Amy St. Eve, Judge Hon. Ian H. Levin, Magistrate Judge

STIPULATION OF DISMISSAL OF ACTION WITH PREJUDICE

[[NYLIT:2359290v1:4006W:01/12/06--01:07 p]]

It is hereby stipulated and agreed that, pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the above captioned action is hereby dismissed with prejudice by stipulation of the parties. Each of the parties is to bear its own costs and attorneys' fees, and the fee award in the amount of $29,599.14 granted to defendant by Order dated September 7, 2005, shall be vacated.

DATED: January __, 2006

XECHEM, INC.
XECHEM INTERNATIONAL, INC.

By: ______________________
Ralph A. Mantynband, Esq.
111 East Wacker Drive,
Suite 2800
Chicago, IL 60601

BRISTOL-MYERS SQUIBB COMPANY

By: ______________________
Richard J. Stark, Esq.
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

SO ORDERED:

____
Amy J. St. Eve
United States District Judge

UNITED STATES DISTRICT COURT
FOR THE Northern District of Illinois – CM/ECF LIVE, Ver 2.5
Eastern Division

Xechem, Inc., et al.

Plaintiff,

v.

Case No.: 1:03–cv–01920
Hon. Amy J. St. Eve

Bristol Myers Squibb Company

Defendant.

NOTIFICATION OF DOCKET ENTRY

This docket entry was made by the Clerk on Tuesday, January 17, 2006:

MINUTE entry before Judge Amy J. St. Eve :Pursuant to Federal Rule of Civil Procedure 41(a(1)(ii) this case is dismised with prejudice pursuant to stipulation by the parties [188] filed on 1/17/2006. Each of the parties to bear its own costs and attorneys' fees and the fee award in the amount of $29,599.14 granted to Defendant by Order dated 9/7/2005 shall be vacated. Status hearing set for 1/27/2006 is stricken. Any pending dates are stricken. Civil case terminated.Mailed notice(tmh,)